Interactive Intelligence Reports Record Third Quarter Operating Results
Company posts 46 percent revenue increase over third quarter of 2005

INDIANAPOLIS, Oct. 23, 2006 - Interactive Intelligence Inc. (Nasdaq: ININ), a global developer of business communications software, today reported record financial results for the third quarter and nine months ended Sept. 30, 2006.

The company is reporting third quarter revenues of $22.2 million, a 46 percent increase from $15.2 million in the third quarter of 2005. Operating income for the third quarter of 2006 was $1.7 million. Excluding stock option expense of $451,000, third quarter 2006 operating income was $2.1 million, which compares to $80,000 in the third quarter of 2005. A reconciliation of GAAP to non-GAAP operating results is included in an attached schedule. Net income was $6.7 million -- including stock option expense and a tax benefit of $5.0 million to reduce the valuation allowance for the deferred tax asset -- or earnings per diluted share (EPS) of $0.36 compared to third quarter 2005 net income of $28,000 and EPS of $0.00.

“We had a great quarter,” said Interactive Intelligence CEO, Dr. Donald E. Brown. “Our IP contact center solution is clearly gaining share in this fast-growing market. We are also gaining traction in the IP PBX market with significant orders from large and mid-size companies. The dollar amount and number of new orders were both up significantly in this quarter from the second quarter of this year. We had three customers that each placed more than $1 million in orders in the third quarter of 2006, and we are continuing to press the advantage we believe we have with our superior software-based VoIP architecture. This success reflects improved execution in all areas of our business, as well as the increased market recognition earned by our superior technology.”

Revenues for the nine months ended Sept. 30, 2006 were $59.4 million, up 31 percent from $45.4 million in the same period in 2005. Operating income for the first nine months of 2006 was $3.7 million. Excluding stock option expense of $1.6 million, operating income for the first nine months of 2006 was $5.3 million, compared to $548,000 in the first nine months of 2005. A reconciliation of GAAP to non-GAAP operating results is included in an attached schedule. Net income for the nine months, including stock option expense and the tax benefit of $5.0 million, was $8.7 million with EPS of $0.48, compared to $343,000 with diluted EPS of $0.02 in the first nine months of 2005.

Cash and short-term investments as of Sept. 30, 2006 totaled $22.3 million, up from $15.1 million on Dec. 31, 2005, and cash flow from operating activities in the first nine months of 2006 was $6.6 million, compared to $120,000 in the same period last year.

The company recorded a tax benefit in the third quarter of 2006 of $5.0 million to reduce the valuation allowance for the deferred tax asset. The company had more than $40 million of tax net operating loss and other tax credit carry-forwards at the beginning of 2006, all of which were fully reserved for financial reporting purposes.

“Our improving performance over the past two years and current outlook for future periods support a reversal of a portion of the valuation allowance for the deferred tax asset,” said Interactive Intelligence CFO, Stephen R. Head. “After recording this benefit, we continue to have a significant remaining allowance against the deferred tax asset. We will continue to evaluate the recoverability of our deferred tax asset on a quarterly basis. Unless circumstances indicate a change in the amount considered more likely than not to be recoverable, we will report income taxes just as we have in prior quarters, with the income tax expense principally related to foreign taxes.”

Customers with new and add-on orders in the third quarter included Computershare Investor Services LTD., Oracle Corp., The Stanley Works, Turien & Co., Vodacom and many others.

The company made two significant product announcements during the quarter. In July it released Communité® 2.4, the latest version of its enterprise messaging and voicemail replacement software. Also in July the company released version 2.4 of its predictive dialing software, Interaction Dialer®, along with a new SIP gateway that enables it to operate in an all-software, all-VoIP environment to help reduce costs and simplify management.

Interactive Intelligence also expanded its geographic presence with the opening of a Western regional headquarters in Irvine, California and an Eastern regional headquarters in Washington, D.C., both of which include state-of-the-art training centers. These regional headquarters are part of the company’s ongoing strategy to add locations around the globe to better support its growing base of national and multi-national customers.

The company closed out the quarter with another award, this one from Network World magazine honoring Interactive Intelligence as one of the top 200 North American public network companies based on revenue. This is the third consecutive year the company has been included in the Network World 200.

The company will host an earnings conference call Oct. 23, 2006 at 4:30 p.m. EDT, featuring Dr. Brown and Mr. Head. To access the teleconference, please dial 1 800.633.8682 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence third quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://www.inin.com/investors. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Inc. (Nasdaq: ININ) is a global provider of business communications software and services for contact center automation and enterprise IP telephony. The company was founded in 1994 and has more than 2,000 customers worldwide. Recent awards include the 2006 Network World 200, CRM Magazine’s 2006 Rising Star Excellence Award, Network Computing Magazine’s 2006 Well-Connected Award, and Software Magazine’s 2006 Top 500 Global Software and Services Companies. Interactive Intelligence employs more than 400 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Europe and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: http://www.inin.com.

This release contains certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability, to manage successfully its growth and increasingly complex third party relationships, to maintain successful relationships with its current and any new resellers, to maintain and improve its current products and to develop new products and to protect its proprietary rights adequately; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K and its quarterly reports on Form 10-Q.

This release includes non-GAAP amounts as shown in the Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income, which excludes stock-based compensation expense for employee stock options. This non-GAAP reconciliation includes non-GAAP line items, including net income and per share data. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. As Interactive Intelligence begins to apply FAS 123R, it believes that it is useful to investors to understand how the compensation expense associated with the application of FAS 123R is reflected on its statement of income. Interactive Intelligence’s management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company’s results of operations. Interactive Intelligence’s management further believes the adjustment used in calculating non-GAAP results are based on specific, identified charges that impact different line items in the statements of operations, and that it is useful to investors to know how these specific line items in the statements of operations are affected. Further, Interactive Intelligence believes that these non-GAAP measures improve management’s and investors’ ability to compare the company’s financial performance with the prior year periods because the prior year periods did not include stock-based compensation expense related to employee stock options. In addition, Interactive Intelligence’s management uses these non-GAAP results to compare its performance to its competitors in the software industry. Because the stock-based compensation expense can vary significantly between companies, it is useful to compare results without these costs. For its internal budgets, Interactive Intelligence’s management uses financial statements that do not include stock-based compensation expense related to employee stock options.

Interactive Intelligence Inc. is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence Inc.
+1 317.715.8412
steve.head@inin.com

Christine Holley
Director, Market Communications
Interactive Intelligence Inc.
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2006	December 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,007	$11,551
Short-term investments	9,333	3,576
Accounts receivable, net	18,975	14,927
Deferred tax asset, net	1,314	--
Prepaid expenses	4,672	2,939
Other current assets	860	789
Total current assets	48,161	33,782
Property and equipment, net	4,548	4,013
Deferred tax asset, net	3,686	--
Other assets, net	683	603
Total assets	$57,078	$38,398

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,650	$6,676
Accrued compensation and related expenses	2,278	1,906
Deferred product revenues	5,496	5,195
Deferred services revenues	21,156	16,828
Total current liabilities	36,580	30,605
Shareholders’ equity:
Preferred stock	--	--
Common stock	166	161
Additional paid-in capital	69,834	65,826
Accumulated deficit	(49,502)	(58,194)
Total shareholders’ equity	20,498	7,793
Total liabilities and shareholders’ equity	$57,078	$38,398

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Product	$12,143	$7,783	$30,590	$24,265
Services	10,030	7,405	28,766	21,138
Total revenues	22,173	15,188	59,356	45,403
Cost of revenues:
Product	2,707	963	6,073	2,837
Services	3,950	2,743	10,409	8,153
Total cost of revenues	6,657	3,706	16,482	10,990
Gross profit	15,516	11,482	42,874	34,413
Operating expenses:
Sales and marketing	7,694	6,188	21,428	18,188
Research and development	3,414	3,061	9,676	9,468
General and administrative	2,739	2,153	8,106	6,209
Total operating expenses	13,847	11,402	39,210	33,865
Operating income	1,669	80	3,664	548
Other income (expense):
Interest income, net	162	69	382	182
Other expense, net	(25)	(74)	(89)	(256)
Total other income (expense)	137	(5)	293	(74)
Income before income taxes	1,806	75	3,957	474
Income tax expense (benefit)	(4,912)	47	(4,735)	131
Net income	$6,718	$28	$8,692	$343

Net income per share:
Basic	$0.40	$0.00	$0.53	$0.02
Diluted	$0.36	$0.00	$0.48	$0.02

Shares used to compute net income per share:
Basic	16,626	16,054	16,438	16,009
Diluted	18,545	16,928	18,010	16,730

Stock-based compensation expense for employee stock options by category:
Cost of services	$38	$--	$116	$--
Sales and marketing	219	--	768	--
Research and development	69	--	179	--
General and administrative	125	--	545	--
	$451	$--	$1,608	$--

Interactive Intelligence, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share amounts)

	Three months ended
	September 30, 2006			September 30,
	GAAP	Adjustments	Non-GAAP	2005

Revenues:
Product	$12,143	$--	$12,143	$7,783
Services	10,030	--	10,030	7,405
Total revenues	22,173	--	22,173	15,188
Cost of revenues:
Product	2,707	--	2,707	963
Services	3,950	(38)	3,912	2,743
Total cost of revenues	6,657	(38)	6,619	3,706
Gross profit	15,516	38	15,554	11,482
Operating expenses:
Sales and marketing	7,694	(219)	7,475	6,188
Research and development	3,414	(69)	3,345	3,061
General and administrative	2,739	(125)	2,614	2,153
Total operating expenses	13,847	(413)	13,434	11,402
Operating income	1,669	451	2,120	80
Other income (expense):
Interest income, net	162	--	162	69
Other expense, net	(25)	--	(25)	(74)
Total other income (expense)	137	--	137	(5)
Income before income taxes	1,806	451	2,257	75
Income tax expense (benefit)	(4,912)	--	(4,912)	47
Net income	$6,718	$451	$7,169	$28

Net income per share:
Basic	$0.40	$0.03	$0.43	$0.00
Diluted	$0.36	$0.02	$0.39	$0.00

Shares used to compute net income per share:
Basic	16,626	--	16,626	16,054
Diluted	18,545	--	18,545	16,928

Interactive Intelligence, Inc.
Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Income (unaudited)
(in thousands, except per share amounts)

	Nine months ended
	September 30, 2006			September 30,
	GAAP	Adjustments	Non-GAAP	2005

Revenues:
Product	$30,590	$--	$30,590	$24,265
Services	28,766	--	28,766	21,138
Total revenues	59,356	--	59,356	45,403
Cost of revenues:
Product	6,073	--	6,073	2,837
Services	10,409	(116)	10,293	8,153
Total cost of revenues	16,482	(116)	16,366	10,990
Gross profit	42,874	116	42,990	34,413
Operating expenses:
Sales and marketing	21,428	(768)	20,660	18,188
Research and development	9,676	(179)	9,497	9,468
General and administrative	8,106	(545)	7,561	6,209
Total operating expenses	39,210	(1,492)	37,718	33,865
Operating income	3,664	1,608	5,272	548
Other income (expense):
Interest income, net	382	--	382	182
Other expense, net	(89)	--	(89)	(256)
Total other income (expense)	293	--	293	(74)
Income before income taxes	3,957	1,608	5,565	474
Income tax expense (benefit)	(4,735)	--	(4,735)	131
Net income	$8,692	$1,608	$10,300	$343

Net income per share:
Basic	$0.53	$0.10	$0.63	$0.02
Diluted	$0.48	$0.09	$0.57	$0.02

Shares used to compute net income per share:
Basic	16,438	--	16,438	16,009
Diluted	18,010	--	18,010	16,730

Note: The Company’s Consolidated Statement of Operations prior to 2006 did not include stock-based compensation expense related to employee stock options because the Company did not apply FAS 123R prior to 2006. The Company adopted FAS 123R in 2006 on a modified prospective basis as permitted by the standard.

Interactive Intelligence, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2006	2005
Operating activities:
Net income	$8,692	$343
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,327	1,625
Accretion of investment income	(51)	--
Stock-based compensation expense	1,617	70
Deferred income tax	(5,000)	--
Loss on disposal of fixed assets	4	--
Changes in operating assets and liabilities:
Accounts receivable	(4,048)	(4,596)
Prepaid expenses	(1,733)	(248)
Other current assets	(71)	281
Other assets	(80)	26
Accounts payable and accrued liabilities	974	(650)
Accrued compensation and related expenses	372	457
Deferred product revenues	301	(109)
Deferred services revenues	4,328	2,921
Net cash provided by operating activities	6,632	120

Investing activities:
Purchases of property and equipment	(1,866)	(1,522)
Purchases of available-for-sale investments	(10,895)	--
Sale of available-for-sale investments	5,189	--
Net cash used by investing activities	(7,572)	(1,522)

Financing activities:
Proceeds from issuance of common stock	138	165
Proceeds from stock options exercised	2,258	326
Net cash provided by financing activities	2,396	491

Net increase (decrease) in cash and cash equivalents	1,456	(911)
Cash and cash equivalents, beginning of period	11,551	14,603
Cash and cash equivalents, end of period	$13,007	$13,692

Cash paid for interest	$46	$9
Cash paid for taxes	314	223